Exhibit 99.1

FOR IMMEDIATE RELEASE

DraftKings to Introduce Transaction Fee in Illinois

BOSTON – June 12, 2025 – In response to the recent and prior sports wagering tax increases passed by the Illinois state legislature on all mobile and online sports wagers placed with licensed operators, DraftKings Inc. (Nasdaq: DKNG) today announced that it will implement a 50-cent transaction fee on all mobile and online bets placed in Illinois through DraftKings Sportsbook, effective September 1, 2025.

“Illinois has been an important part of our growth, and we’re proud to have contributed meaningfully to the state through tax revenue, job creation, and a sustained investment in responsible gaming tools and resources,” said Jason Robins, Chief Executive Officer and Co-Founder of DraftKings. “We are disappointed that Illinois policymakers have chosen to more than triple our tax rate over the past two years, and we are very concerned about what this will do to the legal, regulated industry. Meanwhile, Illinois continues to fuel the rapidly growing illegal industry, which pays no taxes or fees and provides none of the consumer protections that regulated operators offer.”

DraftKings continues to support collaborative policymaking that works for the state and allows for the long-term sustainability of the industry. Should the legislation be repealed, the company will immediately remove the Illinois-specific per wager transaction fee.

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About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 28 states, Washington, D.C., and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in four states under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports product is available in 44 states, the District of Columbia, and certain Canadian provinces. DraftKings is both an official sports betting and daily fantasy partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network a multi-platform content ecosystem. DraftKings is committed to being a responsible steward of this new era in real-money gaming by developing and promoting educational information and tools to help all players enjoy our games responsibly.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, and the potential impact of new and existing laws, regulations, or policies, including those relating to tariffs, import/export, or trade restrictions, inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

Media:

Media@draftkings.com

@DraftKingsNews

Investors:

Investors@draftkings.com